The Beauty Health Company Strengthens Commercial Leadership Team with
Chief Revenue Officer and Chief Marketing Officer Appointments

LONG BEACH, Calif., October 15, 2024 - The Beauty Health Company (NASDAQ:SKIN), home to flagship brand Hydrafacial, today announced the appointment of two accomplished industry executives to its commercial leadership team. Ron Menezes will join Beauty Health as Chief Revenue Officer and Carrie Caulkins will join the Company as Chief Marketing Officer, effective October 15, 2024, with both reporting to the Company’s Chief Executive Officer, Marla Beck. Mr. Menezes assumes his new role from Dan (“Doc”) Watson, who is leaving Beauty Health and will assist with the transition through year-end. Ms. Caulkins fills an open position.

Marla Beck commented on the appointments, “We are thrilled to welcome Ron and Carrie to the executive team as we continue to drive the transformation of Beauty Health to elevate experiences and results for our clients. Both are accomplished, performance-driven leaders that have achieved outstanding results through their execution of successful go-to-market strategies in the medical aesthetics industry. The Board of Directors and I are confident that their expertise further strengthens our senior leadership team and will enable us to achieve our near-term priorities, positioning Beauty Health for consistent sales and profit growth to unlock Hydrafacial’s growth potential. I want to thank Doc for his dedication and hard work and wish him all the best in his future endeavors.”

Ron Menezes is a seasoned executive with over 20 years of leadership experience in product commercialization and revenue generation at premier aesthetics, dermatology, and medical device companies, as well as high-growth startups. As former President and CEO of Sientra, he successfully revamped the company’s go-to-market strategy, significantly enhancing its market presence and driving substantial revenue growth and profitability. Previously, Mr. Menezes held sales leadership roles at Almirall Dermatology, Allergan, and Abbott, where he managed the sales organization for multi-million-dollar business units.

At BeautyHealth, Mr. Menezes will lead the global sales, business development, and customer training teams. He will also work closely with the executive management team to help shape and implement the company’s global go-to-market strategy and product innovation initiatives aimed at accelerating revenue growth and enhancing profitability.

Carrie Caulkins joins Beauty Health after eight years at Galderma, where she held several leadership positions overseeing the company's aesthetic pharmaceutical and medical device brands. As Vice President and Global Franchise Lead, she drove global business strategy, pipeline development, and product lifecycle management. Additionally, she served as Vice President of Marketing, where she focused on expanding the U.S. aesthetics market. Before her tenure at Galderma, Ms. Caulkins spent over a decade at Allergan, where she held various marketing and clinical leadership roles.

In her new role, Ms. Caulkins will lead Beauty Health’s global marketing initiatives to increase awareness, relevance, and affinity for the Hydrafacial brand. She will oversee the marketing and client experience teams, while collaborating with executive leadership to shape business strategy and product development with the goal of strengthening and expanding the Company’s market position.

About The Beauty Health Company
The Beauty Health Company (NASDAQ: SKIN) is a global category-creating company delivering millions of skin health experiences every year that help consumers reinvent their relationship with their skin, bodies, and self-confidence. Our brands are pioneers: Hydrafacial™ in hydradermabrasion, SkinStylus™ in microneedling, and Keravive™ in scalp health. Together, with our powerful global community of estheticians, partners, and consumers, we are personalizing skin health for all ages, genders, skin tones, and skin types. We are committed to being ever more mindful in how we conduct our business to positively impact our communities and the planet. Find a local provider at https://hydrafacial.com/find-a-provider/ and learn more at beautyhealth.com or LinkedIn.

Investors: IR@beautyhealth.com
Press: press@beautyhealth.com